Exhibit 99.9

Risk Factors

Investing in our common stock involves substantial risks. You should carefully consider the following factors, together with all of the other information included in this Current Report on Form 8-K, including our consolidated financial statements and the related notes filed as Exhibits 99.1 to 99.4 to this Current Report on Form 8-K before investing in our common stock. Any of the risk factors we describe below could adversely affect our business, financial condition or results of operations. The market price of our common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. We cannot assure you that any of the events discussed below will not occur. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could adversely affect our business.

Risks Relating to our Business

We have incurred significant operating losses since inception and cannot assure you that we will ever achieve or sustain profitability.

Since our inception, we have incurred significant net losses. Our net losses were $7.8 million and $10.2 million for the three months ended June 30, 2026 and 2025, respectively. As of June 30, 2026, we had an accumulated deficit of approximately $108.5 million. To date, we have financed our operations primarily through sales of our equity securities and borrowings under our credit facilities.

We expect our operating expenses to increase significantly as we pursue our growth strategy, including expending substantial resources for research, development and marketing. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue incurring significant expenses over the next several years. Any additional operating losses may have an adverse effect on our stockholders’ equity and the price of our common stock, and we cannot assure you that we will ever be able to achieve profitability.

Even if we achieve profitability, we may not be able to sustain or increase such profitability. Additionally, our costs may increase in future periods and we may expend substantial financial and other resources on, among other things, sales and marketing, the hiring of additional officers, employees, contractors and other service providers, and general administration, which may include a significant increase in legal and accounting expenses related to public company compliance, continued compliance and various regulations applicable to our business or arising from the growth and maturity of our company. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our development efforts, obtain regulatory approvals, diversify our product and service offerings or continue our operations, and may cause the price of our common stock to decline.

We depend on the U.S. and Israeli Governments for substantially all of our business. Changes in the U.S. or Israeli Government’s priorities, strategies, spending, or other risks associated with conducting business with the U.S. and Israeli Government could have a material adverse effect on our financial position, results of operations, or cash flows.

We conduct most of our business with the U.S. and Israeli Governments, primarily the U.S. Department of War, or DoW, and the Israeli Defense Force. Substantially all of our revenue in 2025 was derived from products and services sold to these customers. We expect our customer base to continue to be primarily government-focused, with the majority of our future revenues generated from the United States and the remainder derived from a combination of EMEA and APAC regions. We operate in a heavily regulated environment and are overseen and routinely audited by the U.S., Israeli and Singapore Governments and their respective agencies, including the DoW, Directorate of Defense Research & Development, Ministry of Defence, Israel Aerospace Industries, and Defence Science and Technology Agency. Our U.S. and Israeli Governments contracts are subject to various risks. We cannot predict the impact on our existing or future contracts due to changes in the global geopolitical and economic environment, including inflationary pressures, defense spending levels and priorities, government efficiency and other budgetary priorities, customer procurement practices and processes, and other factors that may impact our customer’s short- and long-term plans and priorities or our ability to compete, capture, and perform successfully on such contracts. Any of these factors could materially adversely affect our business with the U.S. and Israeli Governments and our financial position, results of operations, or cash flows.

The U.S. and Israeli Governments generally have the ability to terminate contracts, in whole or in part, with little or no prior notice, for convenience or for default based upon performance. In the event of termination for convenience, a contractor generally is able to recover costs incurred and profit on costs up to the amount authorized under the contract, but not the profit that would have been earned had the contract been completed. However, the U.S. and Israeli Governments may assert that they are not required to provide additional funding for such costs if sufficient funding has not been appropriated to cover them. Any termination also could result in the cancellation of future work. A termination resulting from our default can expose us to various liabilities, including excess re-procurement costs, and could negatively affect our ability to compete for future contracts. Any contract termination (including a termination of a prime contract for which we are a subcontractor) could have a material adverse effect on our financial condition, results of operations, or cash flows.

The U.S. and Israeli Governments also can stop work under a contract for a limited period of time for their convenience. In the event of a stop work order, contracts typically are protected by provisions covering reimbursement for costs incurred to date and for costs associated with the temporary stoppage of work plus a reasonable fee. However, such temporary stoppages may result in financial or other damages for which contractors may not be able to recover fully. In some cases, they could result in termination of a contract for convenience or reduced future orders.

Significant delays or reductions in appropriations for our products and/or changes in customer priorities could have a material adverse effect on our financial position, results of operations, or cash flows.

As a government contractor, we depend on government funding for our products. Government programs are subject to budget authorization and appropriation processes even though program performance may extend over several years. These programs may be funded initially on a partial basis with additional funds committed only as further appropriations are made. If we or our subcontractors incur costs in excess of existing funding on a contract, we are generally at risk for reimbursement and may not recover those costs unless and until additional funds are appropriated. We cannot predict the extent to which total funding or funding for individual programs will be included, increased, or reduced as part of the annual budget process or through continuing resolutions or individual supplemental appropriations.

If an appropriations bill is not passed before the beginning of a fiscal year, a temporary spending measure can be enacted to provide stopgap funding for a specified period of time at a specified rate, often the prior year’s appropriations level. When a government operates under a continuing resolution, limitations can be placed on production increases, multi-year procurements, and new program starts, which may result in delays or cancellation of new contract awards. When a government fails to enact annual appropriations or a temporary spending measure, a full or partial federal government shutdown may occur, as occurred in the United States in October 2025. A federal government shutdown could, in turn, result in the delay or cancellation of government programs, or the delay of payments by our customers, which could have a negative effect on our cash flows and adversely affect our future results of operations.

In addition, pressures on, as well as laws and plans relating to, the federal budget, potential changes in the threat environment, priorities and defense spending, government efficiency efforts, the timing and substance of the annual budget process, use of temporary funding measures, and federal debt limits, have impacted and could continue to impact the amount and timing of funding for individual programs and delay purchasing or payments by our customers. Current government spending levels for defense-related or other programs may not be sustained, and future spending and program authorizations may not increase or may decrease or shift to programs in areas in which we do not provide products or services or are less likely to be awarded contracts. Such changes in spending authorizations and budgetary priorities may occur as a result of uncertainty surrounding the federal budget, increasing political pressure and legislation, shifts in spending priorities from defense, federal civilian, or other programs as a result of competing demands for federal funds and government efficiency efforts, changes in the threat environment, including the number and intensity of military conflicts, or other factors. We have experienced price adjustments and renegotiations of certain of these contracts and may in the future continue to experience such impacts which could have an adverse impact on the programs in which we participate and, ultimately, our results.

Demand for our products and services also can be affected by shifts in customer priorities resulting from changes in military strategy and planning. In response to the need for less expensive alternatives and the increasing proliferation of advanced weapons, future strategy reassessments by the DoW may result in decreased demand for our products. We cannot predict the impact of changes to customer priorities on existing, follow-on, replacement, or future programs. A shift of priorities to programs in which we do not participate and related reductions in funding for, or the termination of programs in which we do participate could have a material adverse effect on our financial position, results of operations, or cash flows.

If the unmanned systems markets do not experience significant growth, if we cannot expand our customer base or if our software and systems do not achieve broad acceptance, then we may not be able to achieve our anticipated level of growth.

We cannot accurately predict the future growth rates or sizes of the markets for our software and systems. Demand for our software and systems may not increase, or may decrease, either generally or in specific markets, for particular types of software and systems or during particular time periods. We believe the market for commercial unmanned systems is nascent and the expansion of the market for our software and systems in particular, depends on a number of factors, including the following:

•	customer satisfaction with these types of systems as solutions;

•	the cost, performance and reliability of our products and products offered by our competitors;

•	customer perceptions regarding the effectiveness and value of these types of systems;

•	obtaining timely regulatory approvals for new customer deployments; and

•	marketing efforts and publicity regarding these types of systems and services.

Even if commercial unmanned systems gain wide market acceptance, our software and systems may not adequately address market requirements and may not continue to gain market acceptance. If these types of systems generally, or our software and systems specifically, do not gain wide market acceptance, then we may not be able to achieve our anticipated level of growth and our revenue and results of operations would decline.

Our ability to market and sell our products is subject to existing government laws, regulations and standards, including by the Israeli Defense Export Control Agency within the Israeli Ministry of Defense, or DECA, and the U.S. State Department’s Directorate of Defense Trade Controls, or DDTC. Changes in such laws, regulations and standards (in the State of Israel and in the United States) or our failure to comply with them could materially and adversely affect our results of operations.

Changes in laws and regulations could reduce the demand for our products or require us to re-engineer our products, thereby creating opportunities for our competitors. Regulatory approvals for our products may be delayed or denied for a variety of reasons that are outside of our control. Additionally, market anticipation of significant new standards can cause customers to accelerate or delay buying decisions.

In particular, our operations are subject to U.S. and foreign anti-corruption and trade control laws and regulations, such as the Foreign Corrupt Practices Act, or FCPA, export controls and economic sanctions programs, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, the State Department’s Directorate of Defense Trade Controls, or DDTC, and the Bureau of Industry and Security, or BIS, of the Department of Commerce. As a result of doing business in foreign countries and with foreign customers, we are exposed to a heightened risk of violating anti-corruption and trade control laws and sanctions regulations.

As part of our business, we may deal with state-owned business enterprises, the employees of which are considered foreign officials for purposes of the FCPA’s prohibition on providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. In addition, the provisions of anti-bribery and anti-corruption laws in some jurisdictions extend beyond bribery of foreign public officials and also apply to transactions with individuals that a government does not employ. Some of the international locations in which we may operate lack a developed legal system and have higher than normal levels of corruption. Our continued expansion worldwide could increase the risk of FCPA, OFAC or other similar violations in the future.

We may be subject, both directly and indirectly, to the adverse impact of existing and potential future government regulation of our products, technology, operations and markets. For example, the marketing and export of defense related equipment, services, ‘know-how’ are subject to DECA’s regulation under the Defense Export Act, collectively, Israeli Trade Control Laws, which impact our operations, for example by limiting our ability to sell, export, or otherwise transfer our products or technology, or to release controlled technology to non-Israeli companies.

In the U.S., these laws include the International Traffic in Arms Regulations, or ITAR, administered by the DDTC, the Export Administration Regulations, or EAR, administered by the BIS and trade sanctions against embargoed countries and destinations administered by OFAC and collectively, American Trade Control Laws. The EAR governs products, parts, technology and software which present military or weapons proliferation concerns, so-called “dual use” items, and ITAR governs military items listed on the United States Munitions List, or USML. Prior to shipping certain items, we must obtain an export license or verify that license exemptions are available. Any failures to comply with these laws and regulations could result in fines, adverse publicity and restrictions on our ability to export our parts, and repeat failures could carry more significant penalties.

We may not be able to retain licenses and other authorizations required under the applicable American Trade Control Laws and Israeli Trade Control Laws. The failure to satisfy the requirements under the American Trade Control Laws and Israeli Trade Control Laws, including the failure or inability to obtain necessary licenses or qualify for license exceptions, could delay or prevent the development, production, export, import, and/or in-country transfer of our products and technology, which could adversely affect our revenues and profitability.

Changes to the procurement, contracting, or other processes and practices of our government customers could adversely affect our current programs and potential new awards.

Our industry has experienced, and we expect will continue to experience, changes to business practices resulting from, among other things, a greater focus on affordability, efficiencies, business systems, recovery of costs, and a reprioritization of available customer funding. Initiatives and changes to procurement practices by our government customers may change the way government contracts are solicited, negotiated, and managed, and may impact whether and how we pursue opportunities to provide our products and services to our government customers, which may have an adverse impact on our business, financial condition, results of operations, or cash flows. Changes in procurement practices favoring incentive-based fee arrangements, different award criteria, non-traditional contract provisions, and cost mandates from the government may affect our profitability and the predictability of our profit rates.

For example, the U.S. Government also is pursuing alternatives to shift additional responsibility and performance risks to contractors. The DoW in particular is accelerating the development and acquisition of new technologies through the use of rapid acquisition alternatives and procedures, including through other transaction authority agreements, or OTAs, and Commercial Solutions Openings, or CSOs. We have seen, and expect to continue to see, OTAs and CSOs used as an alternative to traditional procurement methods. These contracting methods are not subject to all of the procurement requirements that typically apply to Department contracts, including the Federal Acquisition Regulation, or FAR, and may be used, subject to certain conditions, for research, prototype development, and follow-on production for a successful prototype. OTA awards generally require a significant portion of the work to be performed by a non-traditional defense contractor or to be funded by non-governmental sources. Moreover, these solicitations typically have significantly shorter acquisition times as compared to traditional procurements. If we cannot adapt successfully to changing acquisition processes or if the Department significantly favors privately funded, non-traditional defense contractors or increases cost sharing mandates, we may lose new business opportunities, including in high-growth or strategic areas, and our future performance and results of operations could be adversely affected.

In addition to changes in procurement practices, we have seen our government customers implement cost recovery/cost savings initiatives to prioritize cost recovery/savings. As a result, we may experience a higher number of audits and/or lengthened periods of time required to close audits. These audits may result in costs being challenged, debated, and in certain cases, withheld or modified, and could adversely affect our financial position, results of operations, or cash flows.

Our pipeline metrics may not be indicative of future revenue, and a significant portion of our pipeline opportunities may not result in signed contracts or recognized revenue.

We regularly track our sales pipeline consisting of opportunities at various stages of development, from early customer engagement through executed contracts. Our pipeline metrics reflect management’s estimates of the value and probability-weighted likelihood of closure of identified opportunities based on information available at the time of measurement. These metrics are subject to significant uncertainty and should not be relied upon as an indicator of future revenue or business performance.

Pipeline opportunities may fail to progress, stall, or be lost at any stage of our sales process for reasons outside our control, including changes in a prospective customer’s budget, procurement priorities, or organizational structure; the selection of a competing solution; shifts in government defense or procurement spending; geopolitical developments affecting our target markets; or the failure to satisfy technical, regulatory, or contractual requirements. The conversion of pipeline opportunities to signed contracts, and of signed contracts to recognized revenue, depends on numerous factors that are difficult to predict, and our historical conversion rates, to the extent disclosed, may not be predictive of future results.

Our pipeline stage assignments and probability weightings reflect the judgment of our management team and are not derived from a standardized industry methodology. Different companies may define pipeline stages differently, and our metrics may not be comparable to similar metrics reported by other companies. In addition, a signed contract does not constitute a purchase order and does not by itself result in revenue recognition. Contracts may be subject to conditions precedent, funding approvals, or other requirements before they give rise to a binding purchase obligation, and such conditions may not be satisfied.

Failure of our pipeline opportunities to convert into revenue at the rates or on the timelines we anticipate could materially and adversely affect our results of operations, financial condition, and prospects. Given the early stage of our commercial development, our near-term revenue trajectory is meaningfully dependent on the conversion of current pipeline opportunities, and any material shortfall in conversion could have a disproportionate impact on our business relative to more established companies.

Competition within our markets and bid protests may affect our ability to win new contracts and result in reduced revenues or market share.

We operate in a highly competitive environment and many of our competitors have more financial capacity or other resource or capabilities. The competition for our products is heightened due to changes in budgetary pressures and priorities. We expect competition for autonomous robotic systems to continue to be intense.

We compete domestically and internationally against mid to large aerospace and defense companies and non-traditional defense companies many of which have more financial resources or capabilities. The success of our business in competing depends, in part, on our ability to remain cost-competitive, respond to changes in customer acquisition strategies, accurately anticipate our customers’ needs, and differentiate our products and services offerings from other market participants.

Our competitive environment also is affected by bid protests from unsuccessful bidders on new program awards. As the competitive environment intensifies, the number of bid protests may increase. Bid protests can result in an award decision being overturned, requiring a re-bid of the contract. Even when a bid protest does not result in a re-bid, resolution of the matter typically extends the time until contract performance can begin, which can reduce our earnings in the period in which the contract would otherwise be performed.

We have classified contracts with the U.S. and Israeli Governments, which limits investor insight into portions of our business.

We derive a portion of our revenues from programs with the U.S. and Israeli Governments that are subject to security restrictions that preclude the dissemination of information, including Israeli classified programs. In general, access to classified information, technology, facilities or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability and may also require appropriate facility clearances and other specialized infrastructure. We are limited in our ability to provide information about these classified programs, their risks or any disputes or claims relating to such programs. As a result, investors have less insight into our classified business and our business overall. However, historically the business risks associated with our classified programs have not differed materially from those of our other government contracts.

Our technology, software and systems have only been developed in the last several years and we have had only limited opportunities to deploy and assess their performance in the field at full scale.

The current generation of our XTEND Operating System, or XOS, platform has only been developed in the last several years and will continue to evolve. Deploying and operating our technology is complex and, is done primarily by a small number of customers. As the number, size and complexity of our deployments grow, we may encounter unforeseen operational, technical and other challenges, some of which could cause significant delays, trigger contractual penalties, result in unanticipated expenses, and/or damage to our reputation, each of which could materially and adversely affect our business, financial condition and results of operations.

We depend on our ability to develop new products, expand the adoption of our XOS software platform and enhance and sustain the quality of existing products.

Our growth and future success will depend, in significant part, on our ability to continue to design and develop new competitive products, expand the adoption of our XOS software platform and enhance and sustain the quality and marketability of our existing products. As such, we have made, and expect to continue to make, substantial investments in technology development. In the future, we may not have the necessary capital, or access to capital on acceptable terms, to fund necessary levels of research and development. Even with adequate capital resources, we may nonetheless experience unforeseen problems in the development or performance of our technologies or products. In addition, we may not meet our product development schedules and, even if we do, we may not develop new products fast enough to provide sufficient differentiation from our competitors’ products, which may be more successful.

We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new software and systems, which could significantly reduce our profitability and may never result in revenue to us.

Our future growth depends on penetrating new markets, adapting existing products to new applications and new environments, and introducing new software and systems that achieve market acceptance. We plan to incur substantial research and development costs as part of our efforts to design, develop and commercialize new software and systems and enhance existing products. Further, our research and development programs may not produce successful results, and our new software and systems may not achieve market acceptance, create additional revenue or become profitable, which could materially harm our business, prospects, financial results and liquidity.

If our products do not interoperate with our customers’ other systems, the purchase or deployment of our software and systems may be delayed or cancelled.

Our products are designed to interface with our customers’ other systems, each of which may have different specifications and utilize multiple protocol standards and products from other vendors. Our products will be required to interoperate with many or all of these products as well as future products in order to meet our customers’ requirements. If we find errors in the existing software or defects in the hardware used in our customers’ systems, we may need to modify our products or services to fix or overcome these errors so that our products will interoperate with the existing software and hardware, which could be costly and negatively affect our business, financial condition, and results of operations. In addition, if our software and systems do not interoperate with our customers’ systems, customers may seek to hold us liable, demand for our products could be adversely affected or orders for our products could be delayed or cancelled. This could hurt our operating results, damage our reputation or brand, and seriously harm our prospects, business, financial condition or results of operations.

Cost growth on flexibly priced contracts that does not result in higher contract prices reduces our profit and exposes us to the potential loss of future business.

Our operating income is adversely affected when we incur certain contract costs or certain increases in contract costs that cannot be billed to customers. Contract cost growth has occurred and may occur in the future when expenses to complete a contract increase and/or differ materially from our initial estimates. Factors that have caused, and may in the future cause, contract cost growth include, but are not limited to, inflation, changes in trade policy (including tariffs), technical challenges, manufacturing difficulties, delays, workforce-related issues, including labor shortages and reduced productivity, changes in the nature and complexity of the work performed, the timeliness, availability and cost of materials or equipment, subcontractor performance or product quality issues, performance delays, availability and timing of customer funding, changes in trade policy, and natural disasters. A significant increase in contract costs from our original cost estimates on one or more contracts could have a material adverse effect on our financial position, results of operations, or cash flows.

Our risk and ability to recover costs vary with the type of contract under which we are performing: firm fixed-price, fixed-price incentive, cost-type, or time and material.

Substantially all of our revenue in 2025 was generated under firm fixed-price contracts and no revenues generated under fixed-price incentive or cost-type contracts. Fixed-price contracts generally tend to have more financial risk than cost-type contracts, including as a result of inflationary pressures, wage pressures and labor shortages, and supplier challenges. These contracts increase the risk that we may not recover our costs or will generate less profit or a loss if our costs exceed initial estimates. With cost-type contracts, allowable costs are generally subject to reimbursement plus an award or incentive fee, which is uncertain and may be earned over time. Under each type of contract, our operating results could be adversely affected if we are unable to control costs, particularly if we are unable to negotiate an increase in contract price, or recover increased costs, with our customers.

U.S. Government contracts often extend for years, and unforeseen events, such as technology difficulties, fluctuations in the price of raw materials, a significant increase in or sustained period of higher inflation, new or increased tariffs, supplier issues, including equipment delays, challenging labor market conditions, unexpected rework, and cost overruns, have in the past resulted, and may in the future result, in contract prices becoming less favorable or even unprofitable to us over time. Higher interest rates resulting from inflationary pressures can also impact the fair values of our contracts. Moreover, if we fail to meet contract deadlines or specifications, we may be required to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages, or suffer major losses if the customer exercises its right to terminate.

Cost overruns have adversely impacted, and may continue to impact, our results of operations, which are dependent on our ability to maximize our earnings from our contracts. This risk would be greater if our contracts shifted toward a greater percentage of fixed-price contracts, particularly firm fixed-price contracts. Cost overruns or the failure to perform on existing programs also may adversely affect our ability to retain existing programs and win future contract awards. In addition, changes in contract financing policy for fixed-price contracts, such as changes in performance and progress payments policies, could significantly affect the timing of our cash flows.

From time to time, we may begin performance under an undefinitized contract action with a not-to-exceed price prior to completing contract negotiations, in order to support our customer’s priorities. Uncertainties relating to final contract price, specifications and terms, or loss of negotiating leverage associated with contract definitization, may negatively affect our profitability.

Our business may be adversely affected if we are unable to attract, train, and retain qualified personnel.

Our performance and growth is dependent upon our ability to identify, attract, train, and retain sufficient qualified personnel with the requisite skills in multiple areas, including: engineering, nuclear, trades and crafts, manufacturing, information technology, and cybersecurity, and who share our values and culture. We also must be able to attract and retain personnel who can obtain and maintain required security clearances. It can be difficult to replace personnel with the required skills, experience, and/or clearances if we experience unplanned attrition.

If we lose experienced personnel and are unable to hire new qualified personnel, develop and train inexperienced employees, and successfully manage the short and long-term transfer of critical knowledge and skills our business could be adversely affected. Our ability to overcome these challenges in the short and long term will have a significant impact on our results of operations, financial condition, and cash flows.

Many of our officers and employees in the State of Israel are obligated to perform annual reserve duty in the Israeli Defense Forces and may be called to active duty at any time, including under emergency circumstances. The absence of employees due to such military service, particularly if it involves key personnel or a significant number of employees, could disrupt our operations. Any such disruption could materially adversely affect our business, operating results and financial condition, and may impair our ability to meet our contractual obligations.

Notwithstanding the foregoing, we may be classified as an “essential enterprise” under applicable law, which in certain circumstances may allow us to require employees to continue working during periods of emergency. However, there can be no assurance that such classification or measures will fully mitigate the impact of employee absences, particularly in the event of widespread or prolonged military service.

We have experienced, and may continue to experience, significant challenges hiring and retaining personnel with relevant qualifications and experience, which has negatively impacted, and may continue to negatively impact, our results of operations, financial condition, and cash flows, and could impact our ability to perform under our contracts and compete for new contracts. Competition for talent is intense, and this has affected, and may continue to affect, our ability to successfully attract or retain personnel with the requisite skills or clearances. We continue to face increased competition for talent, both with traditional defense companies and commercial companies, and with increasing wage rates. We also compete with commercial technology companies outside of the aerospace and defense industry for qualified technical positions. These companies may be able to offer more attractive compensation and other benefits to candidates, including in the recruitment of our existing employees. In addition, we may be limited in the amount and terms of compensation we are able to offer our executive officers or other employees as a U.S. defense contractor under certain circumstances. We have also experienced higher labor, recruiting, and training costs to attract and retain such employees, which has impacted our results of operations, financial condition, and cash flows. A shortage of skilled employees has and may continue to impact our ability to perform our contracts and may impact our ability to compete for new contracts.

Our earnings and profitability depend, in part, upon subcontractor performance and raw material and component availability and pricing.

We rely on third parties to provide raw materials, major components and sub-systems, hardware elements, and sub-assemblies for our products and to perform certain services we provide to our customers, in compliance with applicable laws and regulations, including applicable Department cybersecurity requirements. For example, our U.S. Government contracts require us to procure certain materials, components, and parts from supply sources approved by the customer and/or are restricted from procuring products or services from certain sources. Disruptions and performance issues from our suppliers and subcontractors, unanticipated cost growth for the products and services they provide, or inconsistencies between our contractual obligations to our customers and our agreements with our subcontractors and suppliers, have adversely impacted and may in the future impact our ability to meet our commitments to customers. Our ability to satisfy our obligations on a timely basis are adversely affected if one or more of our suppliers or subcontractors are unable to provide agreed-upon products, materials, or services in a timely, compliant, and cost-effective manner, or they otherwise fail to satisfy contractual requirements. The inability of our suppliers or subcontractors to meet expectations could also result in our need to transition to alternate parties, if available, which could result in significant incremental cost and delay, or the need for us to provide other supplemental support to our existing suppliers and subcontractors.

Our costs to manufacture our products can increase over the terms of our contracts, including as a result of increases in material costs and wages. Although we may be protected from increases in material costs through cost escalation provisions, the difference in basis between our actual material costs and industry indices may expose us to cost recovery risk. Our bids for longer-term firm fixed-price contracts typically include assumptions for labor and other contract costs that historically have been sufficient to cover cost increases over the period of performance. Our profitability may be adversely affected if these cost assumptions are not sufficient to cover potential contract cost growth. In addition, significant delays in deliveries of key raw materials, which may occur due to material shortage or pricing, could have a material adverse effect on our financial position, results of operations, or cash flows.

In some cases, only one supplier may exist for certain components and parts required to manufacture our products. The inability of a sole source supplier to provide a necessary component or part on a timely, compliant, and cost-effective basis could increase our contract cost and affect our ability to satisfy our contract obligations.

Our procurement practices are intended to provide materials, components, parts, and services that meet contract specifications and reduce the likelihood of our procurement of unauthorized, non-compliant, or deficient goods and services. We rely on our subcontractors and suppliers to comply with applicable laws, regulations and through representations and certifications from our subcontractors and suppliers regarding such compliance. We also conduct technical assessments, inspections, and audits, as necessary, with subcontractors and suppliers. Notwithstanding the actions we take to mitigate the risk of receiving non-compliant materials, components, parts, and services, subcontractors and suppliers sometimes provide us with unauthorized, non-compliant, or deficient goods and services, which can increase our contract costs and impact our ability to satisfy our contract obligations to our customers.

Our success depends, in part, on our ability to increase our current and future manufacturing capacity. If we are unable to do so, or to do so in a cost-effective manner, our business could be materially adversely affected.

We expect that we will need to increase our manufacturing capacity to meet current and future production demands. We are utilizing and may in the future utilize one or more strategies to increase such capacity including, among others, increasing investment in our current localized manufacturing facilities, or XFABs, identifying and retaining additional qualified personnel, utilizing third parties to support production needs, and identifying efficiencies in our current production process to support increased production. We also may seek to increase our capacity through acquisitions, partnerships, or other arrangements. Our ability to increase capacity is subject to risks and uncertainties. We cannot provide any assurances that we will be able to successfully expand production capacity, or to do so on a cost-effective basis. In addition, our ability to expand our manufacturing capacity will also depend greatly on our ability to hire, train, and retain an adequate number of personnel, in particular personnel with the appropriate level of knowledge, background and skills. If we are unable to hire such personnel, our business and financial results would be negatively impacted.

Many of our contracts include performance obligations that incorporate innovative designs, state-of-the-art manufacturing expertise, or new technologies, or otherwise are dependent upon factors not wholly within our control, and failure to meet performance expectations could adversely affect our profitability and future prospects.

We design, develop, and manufacture products and perform services that often involve innovative designs, new technologies, and complex manufacturing processes. Delays and issues with product development, technology implementation, manufacturing, or subcontractor components or services can impact our contract performance.

Problems associated with development or implementation of these new technologies or design changes in the manufacturing process can lead to delays in the design and manufacturing schedule. The risks associated with new technologies or design changes during construction can both increase the cost of a ship and delay delivery.

Our products cannot always be tested and proven and are otherwise subject to unforeseen problems, including premature failure of elements that cannot be accessed for repair or replacement, substandard quality or workmanship, and unexpected degradation of product performance. These failures could result in loss of life or property and could negatively affect our results of operations as a result of unanticipated expenses that we don’t recover, diversion of management attention, loss of follow-on work, and, in the case of certain contracts, reimbursement to the customer of contract costs and fee payments previously received.

We periodically experience quality issues with respect to products and services that we sell to our customers. These issues can and have required significant resources to determine the source of the deficiencies and implement corrective actions. We may discover quality issues in the future related to our products and services that require analysis and corrective action. Such issues and our responses and corrective actions could have a material adverse effect on our financial position, results of operations, or cash flows.

We could be negatively impacted by security threats, including cybersecurity threats, and related disruptions.

As a defense contractor, we face significant cyber and other security threats. These threats include, among others, threats to our information technology infrastructure, including attempts to gain unauthorized access to classified, proprietary or other sensitive information or otherwise compromise the integrity, confidentiality and/or availability of our systems, hardware and networks or those of our suppliers and subcontractors; insider threats; ransomware; threats to the safety of our directors, officers and employees; threats to our facilities, infrastructure, products (we produce and use), and subcontractors or other suppliers; and threats from terrorist acts, espionage, civil unrest and other acts of aggression.

Our information technology infrastructure is critical to the efficient operation of our business and essential to our ability to perform day-to-day operations. We rely on this infrastructure to process, transmit, and store electronic information, including classified and other sensitive information of the U.S. and Israeli Governments. We face substantial cybersecurity threats, including threats to our and the U.S. and Israeli Governments’ proprietary and classified information from advanced nation state threat actors and non-state actors, sophisticated cybercrime syndicates, hacktivists, and insiders. These cybersecurity threats are continuously evolving and include security breaches (whether through cyber attack, cyber intrusion, or insider threat) via the internet; malicious software, including ransomware; computer viruses; attachments to emails; persons inside our organization or with access to systems inside our organization; subcontractors or suppliers; or other significant disruptions of our information technology networks and related systems or those of our suppliers or subcontractors, including through the use of new and emerging technologies like artificial intelligence. Some of these threats are zero-day attacks associated with previously unknown vulnerabilities in third party software products we utilize in our business.

We have experienced cybersecurity attacks and expect we will continue to experience additional attacks in the future. Cybersecurity attacks or other incidents can lead to the loss or misuse of sensitive information or capabilities; theft or corruption of data; harm to personnel, infrastructure or products; financial costs and liabilities; protracted interruptions of our operations and performance; significant recovery and restoration expenses; degraded performance on existing contracts; and misuse of our products. They also can harm our reputation, result in the loss of current or future contracts, including work on sensitive or classified systems for the U.S. and Israeli Governments, and cause us to incur significant costs or other potential liabilities, any of which could have a material adverse effect on our operations, financial position, results of operations, or cash flows. Given the persistence, sophistication, volume, and novelty of threats we face, we may not be successful in preventing or mitigating an attack that could have a material adverse effect on us, and the costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means.

While we use robust countermeasures to mitigate the risks posed by cybersecurity threats, external and internal threat actors continuously seek to evade our cybersecurity countermeasures to gain unauthorized and unlawful access to our information technology infrastructure, assets, and data, both on premises and in the cloud. Even the most well-protected information, networks, systems, and facilities remain potentially vulnerable because attempted security breaches, particularly cybersecurity attacks and cyber intrusions or disruptions, regularly occur and will continue to occur in the future and the techniques used in such attempts are constantly evolving and generally are not recognized until launched against a target. As a result, we are not always able to anticipate techniques or to implement adequate security barriers or other preventative measures.

Our customers, suppliers, subcontractors, and other business partners also face cyber and other security threats. Although we undertake cooperative efforts with our customers, suppliers, subcontractors, and other business partners to facilitate their understanding of cybersecurity threats they face and potential cybersecurity countermeasures to mitigate potential cyber attacks and other security threats, we rely substantially on the safeguards implemented by these organizations, which affects the security of our information. These organizations have varying levels of cybersecurity expertise and safeguards, and their relationships with government contractors increases the likelihood that they are or will be impacted by the same cybersecurity threats we face.

We are also subject to disclosure and reporting obligations related to cybersecurity events. Despite rigorous processes, we may be unable to meet existing or future disclosure obligations and risk potentially having our disclosures when made misinterpreted. National security or public safety considerations may further affect, or in some instances prevent, our public disclosure of a cybersecurity incident in certain circumstances.

We could also encounter threats to our physical security, including our facilities and personnel, and threats from workplace violence, civil unrest, acts of sabotage or terrorism, and other local security issues, any of which could disrupt our business. Our customers and suppliers face similar risks that, if realized, could also adversely impact our operations. Any such events could cause delays or disruption or otherwise impact our business, and may require us to incur greater costs for security or to shut down operations for a period of time.

The occurrence and impact of these various risks are difficult to predict, but one or more of them could have a material adverse effect on our financial position, results of operations, or cash flows.

During the preparation of Xtend’s consolidated financial statements as of December 31, 2025 and 2024, a material weakness was identified in its internal control over financial reporting. Failure to establish and maintain effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and remediate this material weakness could have an adverse effect on our business and results of operation.

In connection with the preparation and audit of Xtend’s consolidated financial statements as of December 31, 2025 and 2024, our management identified certain control deficiencies in the design and implementation of its internal control over financial reporting that constituted a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis.

The material weakness was driven by failure to design and maintain formal accounting policies, processes, and controls to analyze, and account for complex transactions as well as a need for additional accounting personnel who have the requisite experience in SEC reporting regulation. This material weakness did not result in any material misstatements to our consolidated financial statements.

Management is developing a plan to remediate the material weakness identified, including hiring additional accounting staff with the requisite background and knowledge, engaging third parties to assist in complying with the accounting and financial reporting requirements related to significant and complex transactions as well as adding personnel to assist with formalizing our business processes, accounting policies and internal control documentation, strengthening supervisory reviews by our management, and evaluating the effectiveness of our internal controls in accordance with the framework established by Internal Control - Integrated Framework (2013) published by the Committee of Sponsoring Organizations of the Treadway Commission. While our efforts are ongoing, we plan to continue to take additional steps to remediate the material weakness, improve our financial reporting systems, and implement new policies, procedures, and controls; however, we cannot guarantee those measures will prevent or detect material weakness in the future.

Neither management nor an independent registered public accounting firm has performed an evaluation of Xtend’s internal control over financial reporting in accordance with the provision of the Sarbanes-Oxley Act because no such evaluation has been required. However, as Xtend is now part of a public company, management will be required to certify the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act, beginning with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2026.

Management cannot assure that they will be successful in remediating the material weakness identified in the internal controls over financial reporting as of December 31, 2025. The failure to correct the material weakness or the failure to discover and address any other material weakness or deficiencies could result in inaccuracies in the financial statements and impair the ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis.

We utilize artificial intelligence, which could expose us to liability, as well as regulatory, competition, reputational, or other risks, or otherwise adversely affect our business.

We utilize artificial intelligence, including generative artificial intelligence, machine learning, and similar tools and technologies that collect, aggregate, analyze, or generate data or other materials or content, or collectively, AI, in connection with our business, including in our products, to enhance productivity and operational efficiency and optimize processes utilized in our business. There is inherent risk and uncertainty involved in using AI and we cannot provide assurances that our use of AI will enhance our products or services, produce the intended results, or keep pace with our competitors. If the AI that we implement in our products or the tools we use are deficient, incomplete, inaccurate, biased, controversial, or otherwise flawed, we could incur competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results. For example, generative AI has been known to produce false or “hallucinatory” inferences or output, and certain generative AI uses machine learning and predictive analytics, which can create inaccurate, incomplete, or misleading content, unintended biases, and other discriminatory or unexpected results, errors, or inadequacies, any of which may not be easily detectable by us or any of our related service providers. In addition, the degraded or flawed performance of the AI we utilize may not be easily detectable and may result from adversarial attacks that include data poisoning, malware risks, and evasion techniques which are not readily detectable. In the context of our autonomous or semi-autonomous unmanned aerial vehicle, or UAV, operations, any such inaccuracy or error or degradation in AI-driven decision-making could have severe consequences, including mission failure, property damage, or loss of life.

Our autonomous AI systems may not perform as intended, and the failure of such systems could result in serious harm, significant liability, and reputational damage.

Our products rely on AI and machine learning to enable autonomous or semi-autonomous operations. These autonomous capabilities involve complex, rapidly evolving technologies that may not perform as expected in all operating environments or conditions, particularly in dynamic, contested, or degraded environments. Autonomous systems may make decisions or take actions that produce unintended, erroneous, or harmful results. Any malfunction, error, or unintended action by our autonomous AI systems could result in property damage, bodily injury, or loss of life, and could expose us to significant legal liability, regulatory action, and reputational harm.

AI presents risks and challenges that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data.

If any of our employees, contractors, consultants, vendors, or service providers use any third-party AI-powered tools or solutions in connection with our business or the services they provide to us, it may lead to the inadvertent disclosure or incorporation of our confidential information or the confidential or proprietary data of our customers or other third parties into publicly available training sets, which may impact our ability to realize the benefit of, or adequately maintain, protect, and enforce our intellectual property or confidential information, harming our competitive position and business. Our ability to mitigate risks associated with disclosure of our confidential information, including in connection with AI systems, will depend on our implementation, maintenance, monitoring, and enforcement of appropriate technical and administrative safeguards, policies, and procedures governing the use of AI in our business.

In addition, the use of AI has resulted in, and may in the future result in, cybersecurity breaches, incidents, or disruptions that implicate the personal information of clients of AI systems. Further, bad actors around the world use increasingly sophisticated methods, including the use of AI, to engage in illegal activities involving the theft and misuse of personal information, confidential information, and intellectual property. AI-driven capabilities also allow threat actors to drastically increase the volume of their attacks and produce persuasive content in multiple languages, expanding the geographic reach of attacks. To the extent that we do not have sufficient rights to use the data or other material or content used in or produced by the AI tools used in our business, or if we or our contractors, consultants, vendors, or service providers experience cybersecurity incidents in connection with our use of AI, it could adversely affect our reputation and expose us to legal liability or regulatory risk, including with respect to third-party intellectual property, privacy, data protection and cybersecurity, publicity, contractual, or other rights.

We may be unable to enhance our existing solutions to incorporate advanced AI capabilities, which could impair our ability to compete effectively and adversely affect our business, results of operations and financial condition.

If we do not adopt and integrate AI tools as rapidly as our competitors, our ability to maintain or improve our competitive position may be adversely affected. Failure to keep pace with industry-wide advancements in AI-driven efficiency could result in operational inefficiencies and adversely impact our results of operations. AI technology may lower barriers to entry in our industry, and we may be unable to effectively compete with the products or services offered by new competitors. The effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. Some of our existing and future competitors have or will have greater financial, human, and other resources.

Concerns relating to the responsible use of AI, including ethical issues associated with autonomous systems, may result in reputational or financial harm and liability.

Concerns relating to the responsible use of AI in our solutions may also result in reputational or financial harm and liability and may cause us to incur costs to resolve such issues. If we enable or offer solutions that draw controversy due to their perceived or actual impact on society, such as AI solutions that have unintended consequences, or are controversial because of their impact on human rights, privacy, employment or other social, economic or political issues, or if we are unable to develop effective internal policies and frameworks relating to the responsible development and use of AI models and systems offered through our sales channels, we may experience brand or reputational harm, competitive harm or legal liability.

Autonomous AI systems raise significant and evolving questions regarding liability, accountability, and the allocation of responsibility for actions taken without direct human oversight. It is currently unclear, and may remain uncertain for the foreseeable future, how courts, regulators, and government procurement authorities will allocate liability among the manufacturer of an autonomous system, the operator, and other parties when autonomous AI-driven actions result in unintended harm. In addition, AI regulation is rapidly evolving worldwide as legislators and regulators increasingly focus on these powerful emerging technologies. The technologies underlying AI and its uses are subject to a variety of laws and regulations, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. AI is the subject of ongoing review by various U.S. governmental and regulatory agencies, and various U.S. states and other foreign jurisdictions are applying, or are considering applying, their platform moderation, data privacy, and security laws and regulations to AI or are considering general legal frameworks for AI. We may not be able to anticipate how to respond to these rapidly evolving frameworks, and we may need to expend resources to adjust our operations or offerings in certain jurisdictions if the applicable legal frameworks are inconsistent across jurisdictions. Furthermore, because AI technology itself is highly complex and rapidly developing, it is not possible to predict all of the legal, operational, or technological risks that may arise relating to the use of AI.

Regulatory and legislative developments related to the use of AI could adversely affect our use of such technologies in our solutions and business.

For example, in August 2024, the EU AI Act, or the AI Act, which establishes broad obligations for the development and use of AI-based technologies in the EU based on their potential risks and level of impact, came into force. This framework categorizes AI systems, based on the risks associated with such AI systems’ intended purposes, as creating unacceptable or high risks, with all other AI systems being considered low risk. Furthermore, the AI Act includes requirements around transparency, conformity assessments and monitoring, risk assessments, human oversight, security, accuracy, general purpose AI, and foundation models, and provides for fines of up to the greater of €35 million or 7% of worldwide annual turnover for violations. There is a risk that our current or future AI-powered solutions may obligate us to comply with the applicable requirements of the AI Act, which may impose additional costs on us, increase our risk of liability, or adversely affect our business.

In the U.S., the federal regulatory landscape is evolving rapidly, including recent actions by the Trump Administration, such as the AI Action Plan and related executive orders. These developments may result in changes to governmental priorities, enforcement approaches, and compliance expectations applicable to the development, deployment, and use of AI technologies. Regulatory frameworks governing the use of autonomous AI in defense and other applications are still developing, and new laws, regulations, or government procurement requirements may impose constraints on the degree of autonomy permitted in our products, mandate specific human oversight or intervention requirements, or impose other conditions that could increase our development costs, delay product deployment, or limit the markets in which we can sell our solutions. As a result, we may need to develop and implement AI governance and compliance measures, which may require changes to our operations and processes, result in increased compliance costs and potential increases in enforcement claims against us, and could adversely affect our business, results of operations and financial condition.

There may be difficulty in retaining experts in artificial intelligence and other related areas.

To successfully develop and deploy AI in our products, we must attract and retain highly qualified personnel with expertise in artificial intelligence, machine learning, and data science. Competition for hiring these employees is intense, and many of the companies with which we compete for experienced employees have greater resources than we have. If we fail to attract new technical personnel or fail to retain and motivate our current employees, our business and future growth prospects could be harmed.

As the utilization of AI becomes more prevalent, we anticipate that it will continue to present new or unanticipated ethical, reputational, technical, operational, legal, competitive, and regulatory issues, among others. We expect that our incorporation of AI in our business will require additional resources, including the incurrence of additional costs, to develop and maintain our solutions to minimize potentially harmful or unintended consequences, to comply with applicable and emerging laws and regulations, to maintain or extend our competitive position and to address any ethical, reputational, technical, operational, legal, competitive, or regulatory issues which may arise as a result of any of the foregoing. As a result, the challenges presented with our use of AI could adversely affect our business, results of operations and financial condition.

Our business is subject to significant disruption from armed conflict, natural disasters, environmental disasters, and other events outside of our control that could have a material adverse effect on our financial position, results of operations, or cash flows.

We have been, and may in the future be, exposed to damaging storms and other extreme weather conditions, such as hurricanes and floods (which may be exacerbated by changing weather patterns or environmental conditions), rising sea waters, environmental disasters such as oil spills, armed conflicts, acts of terrorism, and health epidemics, pandemics, and similar outbreaks. We also may experience disruptions to electrical and other power distribution networks, information technology, and other critical infrastructure needed for normal business operations and our performance. We anticipate that our facilities and operations, particularly in regions prone to military conflict, natural disasters and extreme weather events, will continue to be at risk of unexpected work stoppages.

Natural disasters, environmental disasters, and other events outside of our control can result in significant adverse impacts to our business, including by adversely impacting our workforce and supply chain, resulting in increased costs or other financial impacts, causing schedule or production delays or temporary closures of our facilities or facilities of our customers or suppliers, or other impacts. These events also may impact our suppliers’ and subcontractors’ ability to perform and may disrupt the availability of raw materials and supplies needed for our performance.

Although we endeavor to mitigate the risk associated with these events, if insurance or other means of recovery or risk mitigation are unavailable or insufficient, or if we experience delays in such recovery, the damage and adverse impacts caused by such events may be significant, and our financial position, results of operations, or cash flows could be materially adversely affected.

In particular, as a company with substantial operations, employees, and facilities located in the State of Israel, we are exposed to risks arising from Israel’s ongoing military conflicts and regional instability, including the potential for escalation of hostilities with neighboring countries and Palestinian territories. The security situation in the State of Israel, including acts of terrorism, armed conflict, missile attacks, and civil unrest, could directly impact our Israeli facilities, personnel, and supply chain. Additionally, Israeli employees are subject to mandatory military reserve duty, which may disrupt our operations if a significant number of employees are called to active service during periods of heightened conflict. Political and economic instability in the State of Israel, or changes in the relationship between the State of Israel and other countries, could also adversely affect our business.

Because we have significant operations in the State of Israel, we may be subject to political, economic and other conditions affecting Israel (including war and hostilities in the Middle East) that could materially affect our business.

Our principal executive offices and a significant portion of our research and development operations and personnel are located in the State of Israel. As a result, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations. Any major hostilities involving Israel, a full or partial mobilization of reserve forces of the Israeli army, the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel could have a material adverse effect on our business, financial condition and results of operations.

Since its establishment in 1948, Israel and its neighbors have engaged in a number of armed conflicts. A state of hostility, varying from time to time in intensity and degree, has led to security and economic challenges for Israel. Major hostilities between Israel and its neighbors may hinder Israel’s international trade and lead to economic downturn. This, in turn, could have a material adverse effect on our operations and business.

In addition, Israel faces threats from more distant neighbors, in particular, Iran which attacked Israel during 2024 and 2025, and may be developing nuclear weapons and has targeted cyber-attacks against Israeli entities, and terrorist groups in Yemen, which attacked Israel and limited the movement of marine shipments to Israel through the Red Sea.

On February 28, 2026, Israel and the United States launched a joint attack on Iran, targeting key officials, military commanders and facilities, resulting in the death of Iran’s Supreme Leader and other key officials and military commanders. In retaliation, Iran launched hundreds of ballistic missiles and drones against civilian targets in Israel and against U.S. military bases, civilian aviation facilities and other civilian targets in several countries in the Persian Gulf, including Jordan, Kuwait, Bahrain, Qatar, Iraq, Saudi Arabia and United Arab Emirates. The war has also led to widespread airspace closures in the region.

Currently, we continue our business and operations but the intensity and duration of Israel’s current war is difficult to predict, as are such war’s economic implications on our business and operations and on Israel’s economy in general.

Furthermore, there are a number of countries that restrict or frown upon business with Israel or Israeli companies, and we are precluded from marketing our products to these countries. Restrictive laws or policies directed towards Israel or Israeli companies may have an adverse impact on our operations, our financial results or the expansion of our business. These events may be intertwined with wider macroeconomic indications of a deterioration of Israel’s economic standing, that may involve an additional downgrade in Israel’s credit rating by rating agencies (such as the downgrade of the credit rating of Israel by Moody’s, S&P and Fitch), which may have a material adverse effect on our company and our ability to effectively conduct our operations.

Finally, the current elected government in Israel is pursuing extensive reforms to Israel’s judicial system and has recently renewed its efforts to effect such changes. Certain financial, legal and commercial organizations and entities have claimed that such changes, if adopted, could adversely affect the macroeconomic condition in which we operate. At this stage, the proposed legislation has not become effective, and its scope has not been fully determined; we cannot assess the potential impacts of these changes and their likelihood on our business, prospects, financial condition, and results of operation.

Legal and Regulatory Risk Factors

As a government contractor, we are heavily regulated and could be adversely affected by changes in regulations or negative findings from a government audit or investigation.

As a government contractor, we are subject to significant legal regulatory requirements. Government contracting requirements increase our contract performance costs and compliance costs and risks, and change on a routine basis. New laws, regulations, or procurement requirements, or changes to existing ones (including, for example, regulations related to cybersecurity, information and data protection, environment, cost accounting, taxes, pensions, counterfeit parts, specialty metals, and use of certain foreign equipment, among others), can increase our performance costs and compliance costs and risks, and reduce our profitability. In addition, if we are found to have engaged in illegal activities, or are found to not be presently responsible we may be subject to reductions in contract values, contract modifications or terminations, penalties, fines, repayments, compensatory, treble, or other damages, or suspension or debarment.

We operate in a heavily regulated environment and are overseen and routinely audited by the U.S., Israeli and Singapore Governments and their respective agencies, including the DoW, Directorate of Defense Research & Development, Ministry of Defence, Israel Aerospace Industries, and Defence Science and Technology Agency. These agencies evaluate our performance, cost structures, and compliance, as well as the adequacy of our business systems and processes. If an audit uncovers improper or illegal activities, we may be subject to administrative, civil, or criminal proceedings, which could result in fines, penalties, repayments, sanctions, compensatory, treble, or other damages. Allegations of impropriety can also cause significant reputational damage.

Certain government customers, including the U.S. Government, also has the ability to decrease or withhold contract payments if it determines significant deficiencies exist in one or more of our business systems. In response to audits, investigations, and inquiries, we may be required to adjust our contract prices and costs allocated to our government contracts. Such audits, investigations, and inquiries may result in reductions of our contract prices, which could be substantial. Costs we incur that are determined to be unallowable or improperly allocated to a specific contract will not be recovered or must be refunded to the customer if previously reimbursed.

If we or those with whom we do business do not comply with the laws, regulations, rules, contract terms, and processes to which we are subject or if customer business practices or requirements change significantly, including with respect to allowable costs, it could affect our ability to compete, have a significant adverse impact on our reputation, and have a material adverse effect on our financial position, results of operations and/or cash flows.

We are subject to investigations, claims, litigation, disputes and other legal proceedings that could ultimately be resolved against us.

The size, nature, and complexity of our business make us highly susceptible to investigations, claims, litigation, disputes, and other legal proceedings. We are and may become subject to various legal proceedings across a broad array of matters, including but not limited to, administrative, civil, and criminal litigation, class actions, environmental claims, income tax proceedings, antitrust claims, compliance proceedings, customer claims, enforcement actions, audits, investigations and other legal proceedings, which can divert financial and management resources and result in fines, penalties, compensatory, treble, or other damages, or nonmonetary sanctions. Government regulations also provide that certain allegations against a contractor may lead to suspension or debarment from government contracts or suspension of export privileges. Suspension or debarment or criminal resolutions in particular could have a material adverse effect on our business because of our reliance on government contracts and authorizations. Any litigation, claim, dispute, audit, or investigation, even if pending or not ultimately substantiated or if fully indemnified or insured, could negatively impact our reputation among our customers and the public and make it more difficult for us to compete effectively or acquire adequate insurance in the future. The negative resolution of investigations, claims, litigation, disputes or other legal proceedings could have a material adverse effect on our financial position, results of operations, or cash flows. See Note 10: Commitments and Contingencies.

Environmental costs could have a material adverse effect on our financial position, results of operations, or cash flows.

Our operations are subject to and affected by federal, state, local, and foreign environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal, and remediation of certain materials, substances, and wastes used in our operations. Future environmental laws or regulations could also impact us. Environmental laws and regulations may require the installation of costly pollution control equipment or operational changes to limit emissions or discharges and/or to decrease the likelihood of accidental hazardous material releases. We expect to incur future capital and operating costs to comply with current and future laws and regulations for environmental protection and remediation, and such costs could be substantial, depending on the future proliferation of environmental requirements and the extent to which we discover currently unknown environmental conditions.

Certain of our manufacturing operations require the use of hazardous materials. To manage these materials, we are required to maintain above ground and underground storage tanks, which may leak and require remediation.

Various federal, state, and local environmental laws and regulations impose restrictions on the discharge of pollutants into the environment and establish standards for the transportation, storage, and disposal of toxic and hazardous wastes. Substantial fines, penalties, and criminal sanctions may be imposed for noncompliance, and certain environmental laws impose joint and several “strict liability” for remediation of spills and releases of oil and hazardous substances. Such laws and regulations impose liability upon a party for environmental cleanup and remediation costs and damage without regard to the negligence or fault of such party and could expose us to liability for the conduct of or conditions caused by third parties. Moreover, if we violate the Clean Air Act or the Clean Water Act, the facility or facilities involved in the violation could be placed by the U.S. Environmental Protection Agency, or the EPA, on a list of facilities that generally cannot be used in performing on U.S. Government contracts until the violation is corrected.

Our business may be affected by environmental impacts, including changing weather patterns or environmental conditions and evolving legal and regulatory requirements and stakeholder sentiment. Changes in environmental laws or regulations, including regulations on greenhouse gas emissions, carbon pricing, energy taxes, product efficiency standards, mandatory disclosure obligations, and other requirements, could increase our operational and compliance expenditures and those of our suppliers, including increased energy and raw materials costs and costs associated with manufacturing changes. We also may be impacted by evolving stockholders or other stakeholder sentiment regarding environmental matters.

The adoption of new environmental laws and regulations, stricter enforcement of existing laws and regulations, imposition of new cleanup requirements, discovery of previously unknown or more extensive contamination, litigation involving environmental matters, our inability to recover related costs under our government contracts, or the financial insolvency of other responsible parties could cause us to incur costs that could have a material adverse effect on our financial position, results of operations, or cash flows.

Our business and reputation may be adversely affected by the improper conduct of employees, agents, suppliers, subcontractors, business partners, or joint ventures in which we participate.

We may be liable for the misconduct of employees, agents, or others working with us or for us, including subcontractors and suppliers, due to their violations of applicable laws or regulations, including laws governing improper payments to government officials, the protection of export controlled or classified information, false claims, procurement integrity cost accounting and billing, antitrust and competition, information security and data privacy, and contract terms. We have implemented a compliance program that is designed to prevent and detect misconduct. However, we cannot ensure that we will prevent all such misconduct. We have been, and may in the future be, impacted by such misconduct. Any improper conduct by our employees, agents, or others with whom we do business or who are working on our behalf could subject us to administrative, civil, or criminal investigations and enforcement actions, monetary and non-monetary penalties, liabilities, and the loss of privileges or other sanctions including suspension or debarment, which could have a material adverse effect on our financial position, results of operations, or cash flows.

The risk of improper conduct may increase as we expand our operations globally, including as we pursue opportunities with new partners. We may be unable to prevent misconduct or violations of applicable laws by these joint ventures (including their officers, directors and employees) or our business partners. Moreover, actions that are inconsistent with our culture and values, including with respect to product safety or quality, legal or regulatory compliance, financial reporting, or people management, may cause us significant reputational damage.

Changes in tax laws and regulations or exposure to additional tax liabilities could adversely affect our financial results.

We are subject to income and other taxes in the U.S. (federal and state) and foreign jurisdictions. Changes in applicable tax laws and regulations or their interpretation and application, including those with retroactive effect, have affected and could affect our tax expense and profitability and cash flows. On July 4, 2025, Public Law 119-21, or the Act, was signed into law. The Act provides for significant changes to the Internal Revenue Code of 1986, as amended, or the Code, that impacts corporations, including making certain business deductions permanent, such as bonus depreciation and immediate expensing of domestic research and development expenditures.

In addition to future changes in tax laws, the amount of net deferred tax liabilities will change periodically as a result of a number of factors, including the measurement of our defined benefit pension plans, actual cash contributions to our defined benefit pension plans, changes in the timing of contract taxable income, and changes in the amount and timing of depreciation and amortization deductions. We are also regularly under audit or examination by taxing authorities, including foreign tax authorities. The final determination of tax liabilities and any related litigation could similarly result in unanticipated increases in our tax expense and affect profitability and cash flows.

We may be unable to adequately protect our intellectual property rights, and certain of our intellectual property may be subject to Israeli government restrictions, which could affect our ability to compete.

We own trademarks, copyrights, and other forms of intellectual property related to our business, and we license intellectual property rights to and from third parties. Intellectual property protection in the field of artificial intelligence and machine learning is currently under development, and there is uncertainty in different jurisdictions as to the degree and extent of protection warranted for inventions involving artificial intelligence and machine learning. If we fail to obtain protection for the intellectual property rights concerning our artificial intelligence and machine learning technologies, or later have our intellectual property rights invalidated or otherwise diminished, our competitors may be able to take advantage of our research and development efforts to develop competing products. In order to protect our proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants, and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements.

Any output created by us using AI tools may not be subject to copyright protection, which may adversely affect our intellectual property rights in, or ability to commercialize or use, any such content. The output produced by AI tools may include information subject to certain privacy or right of publicity laws or constitute an unauthorized derivative work of the copyrighted material used in training the underlying AI model, any of which could also create a risk of liability for us, or adversely affect our business, results of operations or financial condition.

Furthermore, any output created by us using AI tools may not be subject to copyright protection, which may adversely affect our intellectual property rights in, or ability to commercialize or use, any such content. The output produced by AI tools may include information subject to certain privacy or right of publicity laws or constitute an unauthorized derivative work of the copyrighted material used in training the underlying AI model, any of which could also create a risk of liability for us, or adversely affect our business, results of operations or financial condition. AI-related lawsuits to date have generally focused on AI service providers, which may increase our risks of liability.

To the extent any of our intellectual property has been developed with funding or grants from the Israeli Innovation Authority, or the IIA (formerly known as the Office of the Chief Scientist), such intellectual property, together with any later developments derived from, based on, or constituting improvements or modifications of such know-how, or collectively, the IIA Funded Know-How, will be subject to restrictions under the Israeli Encouragement of Industrial Research, Development and Technological Innovation Law, 5744-1984, or the Innovation Law, including restrictions on the transfer or license of such technology inside or outside of the State of Israel without prior IIA committee approval (which is discretionary and may not be granted, or may be subject to conditions imposed by the IIA), mandatory royalty payments to the IIA on product sales (typically ranging from 3% to 6% of sales until the total grant amount plus interest is repaid), and requirements to manufacture products in the State of Israel unless IIA approval is obtained. These restrictions could limit our strategic and operational flexibility, require us to pay substantial redemption fees (potentially ranging from the amount of grants received up to six times such amount, depending on various factors including whether we retain research and development operations in the State of Israel) to obtain approval to transfer technology outside of the State of Israel, reduce the net consideration available to our shareholders in a merger or similar change of control transaction, and impose ongoing financial obligations that could adversely affect our profitability. The restrictions under the Innovation Law continue to apply even after payment of the full amount of royalties payable pursuant to the grants. In addition, any change of control or change of ownership that would make a non-Israeli citizen or resident an “interested party” as defined in the Innovation Law requires prior written notice to the IIA. Failure to comply with IIA requirements could result in the loss of benefits, penalties, the obligation to refund grants previously received together with interest and penalties, criminal charges, and financial sanctions. In addition, the government of the State of Israel may from time-to-time audit sales of products which it claims incorporate IIA Funded Know-How, which may lead to additional royalties being payable and may subject such products to additional IIA restrictions and obligations. The Israeli government does not, however, own intellectual property rights in technology developed using IIA funding.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

We may acquire or license in the future intellectual property rights that have been generated through the use of U.S. government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the U.S. government has certain rights in inventions developed with government funding. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third-party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations, or also referred to as march-in rights. If the U.S. government exercised its march-in rights in our future intellectual property rights that are generated through the use of U.S. government funding or grants, we could be forced to license or sublicense intellectual property developed by us or that we license on terms unfavorable to us, and there can be no assurance that we would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We also rely upon proprietary technology, information, processes, and know-how that are not protected by patents. We seek to protect this information through trade secret or confidentiality agreements with our employees, consultants, subcontractors, and other parties, as well as through other measures. These agreements and other measures may not, however, adequately protect the trade secrets on which we depend. In addition, trade secrets may be independently developed by competitors. Competitors may hire our former employees or consultants who may misappropriate our intellectual property or proprietary technology or misuse our confidential information. Further, we cannot guarantee that we have entered into confidentiality agreements with each party that has or may have had access to our trade secrets, confidential information, software, or other proprietary technology.

Our success depends on our ability to protect our intellectual property and our proprietary technologies.

Our intellectual property may also be subject to challenge, invalidation, infringement, misappropriation, or circumvention by third parties. In the event of infringement, misappropriation, breach of a confidentiality agreement, or unauthorized disclosure of proprietary information, we may not have adequate legal remedies to protect our intellectual property. Litigation to determine the scope of our rights or to protect our rights, even if successful, could be costly and a diversion of management’s attention. If we are unable to protect our intellectual property rights adequately, our business could be adversely affected.

Third parties claiming that we infringe their intellectual property rights could cause us to incur significant legal expenses and prevent us from selling our solutions.

Companies and individuals in our industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Claims have been threatened under both U.S. and foreign laws for trademark infringement and other theories based on our use of the trade name “Xtend” and derivatives and combinations thereof. We may receive additional notices that claim we have infringed, misappropriated or otherwise violated other parties’ intellectual property rights. Any intellectual property infringement or misappropriation claims, with or without merit, could be very time consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights, or result in an injunction requiring us to stop using the challenged technology. Further, resolution of claims may require us to redesign or rebrand our products, license rights from third parties on potentially unfavorable terms, cease using certain brand names (including Xtend and derivatives thereof) or other intellectual property rights altogether, or make substantial payments for royalty or license fees, all of which could adversely affect our ability to maintain and protect our brands, increase costs, confuse customers and users, and adversely affect our growth.

In addition, the use of AI tools by us, our employees, or third parties may generate output that incorporates or is derived from third-party intellectual property in ways that are difficult to detect, potentially exposing us to infringement claims or limiting our ability to assert proprietary rights in AI-generated work product. Any output created by us using AI tools may not be subject to copyright protection, which may adversely affect our intellectual property rights in, or ability to commercialize or use, any such content.

We also use certain intellectual property licensed to us by third parties. In the case of such licensed intellectual property, we may be unable in the future to secure the necessary licenses to use such intellectual property, or to secure the licenses on commercially reasonable terms. If we cannot license or develop around third-party intellectual property for any infringing aspect of our business, we would be forced to limit or stop sales of one or more of our solutions or features of our solutions and may be unable to compete effectively. Any of these results would harm our business, financial condition and operating results.

In addition, our agreements with customers and channel partners may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement based on our technology and solutions. We could be subject to large indemnity payments which could harm our business, financial condition and operating results.

Our reliance on open source software may impair the commercialization of our solutions and expose us to potential litigation.

Certain aspects of our solutions are built using open source software, and we expect to continue using open source software in the future. While open source software is generally freely accessible and usable, certain open source licenses may, under specific circumstances, require us to offer our solutions that incorporate the open source software at no cost, make available the source code for modifications or derivative works we create based on the open source software, and/or license such modifications or derivative works under the terms of the applicable open source license or on otherwise unfavorable terms. While we monitor our compliance with open source licenses and take steps to protect our proprietary source code, we may inadvertently use open source software in ways we did not intend, potentially exposing us to claims of breach of contract or intellectual property infringement. Moreover, the terms of certain open source licenses have not yet been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unexpected conditions or restrictions on our ability to commercialize our solutions. Additionally, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software and, thus, may contain security vulnerabilities or broken code. There is typically no support available for open source software, and we cannot ensure that the authors will implement updates to address security risks or will not abandon further development and maintenance. Further, our use of any AI tools that use, incorporate, or output any open source software may heighten the foregoing risks. Any of these risks could be difficult to eliminate or manage, and if not addressed, could harm our business, financial condition and operating results.

Our insurance coverage may be inadequate to cover all of our significant risks or our insurers may deny coverage of material losses we incur, which could adversely affect our profitability and financial position.

We seek to insure our significant risks and potential liabilities that are insurable, including, among others, property loss from natural disasters, product liability, and business interruption resulting from an insured property loss. In some circumstances, we may be indemnified for losses by our government customers, subject to the availability of appropriated funds. Not every risk or liability can be protected by insurance, and, for insurable risks, the limits of coverage we can reasonably purchase may not be sufficient to cover the full amount of our actual losses or liabilities, including, for example, in the case of a catastrophic hurricane. In addition, the nature of our business can make it difficult to quantify the disruptive impact and loss resulting from such events. Limitations on the availability of insurance coverage may result in substantial uninsured losses, which could have a material adverse effect on our financial position, results of operations, or cash flows. Even in cases for which we have insurance coverage, disputes with insurance carriers over coverage may affect the timing of cash flows and cause us to incur significant expense to pursue insurance claims. In addition, an unfavorable outcome in the event of litigation with an insurance carrier may have a material adverse effect on our financial position, results of operations, or cash flows.

If we fail to manage acquisitions, joint ventures, equity investments, and other transactions successfully or if acquired businesses or equity investments fail to perform as expected, our financial results, business, and future prospects could be harmed.

As part of our business strategy, we regularly review, identify, and evaluate potential investments, acquisitions, joint ventures, strategic partnerships and teaming or other collaborative arrangements. We aim to pursue opportunities that align with and complement our business and growth objectives. When evaluating potential opportunities, we make significant judgments regarding the value of the opportunity, potential costs, and other liabilities associated with opportunity. These transactions often involve other risks and uncertainties and require substantial management resources and can divert management’s attention from our existing business. Unidentified or identified but un-indemnified or uninsured pre-closing liabilities could affect our future financial results, particularly through successor liability under procurement laws and regulations, anti-corruption, environmental, tax, import export, and technology transfer laws, which provide for civil and criminal penalties and the potential for debarment. We also may incur unanticipated costs or expenses, including post-closing asset impairment charges, expenses associated with eliminating duplicate facilities, employee retention, transaction-related or other litigation, and other liabilities. Any of the foregoing could adversely affect our business and results of operations.

Joint ventures, partnerships, and other non-controlling investments operate under shared control with other parties. These arrangements typically include many of the same risks and uncertainties, but may also expose us to additional risks not present if we retained full control. A joint venture partner may have economic or other business interests that are inconsistent with our interests, and we may be unable to prevent strategic decisions that may adversely affect our business, financial condition, and results of operations. We also could be adversely affected by, or liable for, actions taken by joint ventures that we do not control, or actions taken by members of the joint ventures, including violations of anti-corruption, import and export, taxation, and anti-boycott laws.

We are also exposed to risks associated with restrictions on currency exchange and significant currency fluctuations.

A substantial portion of our operating expenses, particularly personnel costs in Israel ($11.4 million in labor) and Singapore ($1.4 million in labor), are denominated in local currencies including the New Israeli Shekel, or NIS, the Singapore dollar, the Euro and the British pound sterling. Xtend’s functional and reporting currency is the U.S. dollar. As a result, we are exposed to the risk that such foreign currencies may appreciate relative to the dollar, or, if such currencies instead devalue relative to the dollar, that the inflation rate in the respective country may exceed such rate of devaluation of its respective currency, or that the timing of such devaluation may lag behind inflation in the respective country. In any such event, the dollar cost of Xtend’s operations outside of the U.S. would increase and our dollar-denominated results of operations would be adversely affected. We cannot predict any future trends in the rate of inflation or the rate of devaluation (if any) of foreign currencies against the dollar, and any significant inflation or devaluation could have a material adverse effect on us.

Combining the businesses of Xtend and JFB may be more difficult, time-consuming or costly than expected and the actual benefits of combining the businesses of Xtend and JFB may be less than expected, either or both of which may adversely affect the Company’s future results.

The anticipated benefits from the completion of the Mergers may not be achieved if the businesses of Xtend and JFB are not successfully combined. Xtend and JFB have been operated as independent businesses, and our management may face significant challenges in integrating the technologies, organizations, systems, procedures, policies and operations, as well as addressing the different business cultures at Xtend and JFB, managing the increased scale and scope of the combined businesses, identifying and eliminating duplicative programs, and retaining key personnel. If Xtend AI Robotics, Inc. as a combined company is not successfully integrated, the anticipated benefits of the Mergers, may not be realized fully or at all or may take longer to realize than expected. Actual synergies, if achieved, may be less than expected and may take longer to achieve than anticipated.

The integration of the businesses of Xtend and JFB may also be complex and time consuming and require substantial resources and effort. In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized as a result. The integration process and other disruptions resulting from the Mergers, may also disrupt Xtend’s or JFB’s ongoing businesses operations and/or adversely affect Xtend’s or JFB’s relationships with employees, customers, clients, partners, regulators and others with whom Xtend and JFB have business or other dealings. Such consequences of the integration process may adversely affect our business and results of operations.

We will share control in joint venture projects, other investments, and strategic alliances, which will limit our ability to manage third-party risks associated with these projects.

We may participate in joint ventures, other non-controlling investments, and strategic alliances in the future. In these joint ventures, investments, and strategic alliances, we may have shared control over the operation of the assets and businesses. As a result, such investments and strategic alliances may involve risks such as the possibility that a partner in an investment might become bankrupt, be unable to meet its capital contribution obligations, have economic or business interests or goals that are inconsistent with our business interests or goals, or take actions that are contrary to our instructions or to applicable laws and regulations. In addition, we may be unable to take action without the approval of our partners, or our partners could take binding actions without our consent. Consequently, actions by a partner or other third party could expose us to claims for damages, financial penalties, additional capital contributions, and reputational harm, any of which could have an adverse effect on our business, financial condition, and results of operations.

Preparing our financial statements will require us to have access to information regarding the results of operations, financial position, and cash flows of our joint ventures and other investments. Any deficiencies in our internal controls over financial reporting may affect our ability to report our financial results accurately or prevent or detect fraud. Such deficiencies also could result in restatements of, or other adjustments to, our previously reported or announced operating results, which could diminish investor confidence and reduce the market price for our common stock. Additionally, if our joint ventures and other investments are unable to provide this information for any meaningful period or fail to meet expected deadlines, we may be unable to satisfy our financial reporting obligations or timely file our periodic reports.

Once we are no longer an emerging growth company, a smaller reporting company or otherwise no longer qualify for applicable exemptions, we will be subject to additional laws and regulations affecting public companies that will increase our costs and the demands on management and could harm our operating results.

We are subject to the reporting requirements of the Exchange Act, which requires, among other things, that we file with the SEC, annual, quarterly and current reports with respect to our business and financial condition as well as other disclosure and corporate governance requirements. However, as an emerging growth company, we may take advantage of exemptions from various requirements, such as an exemption from the requirement to have our independent auditors attest to our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act as well as an exemption from the “say on pay” voting requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even after we no longer qualify as an emerging growth company, we expect to still qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, which may allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation and in our periodic reports and proxy statements. Once we are no longer an emerging growth company, a smaller reporting company or otherwise qualify for these exemptions, we will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If we are not able to comply with the requirements in a timely manner or at all, our financial condition or the market price of our common stock may be harmed. For example, if we or our independent auditor identifies deficiencies in our internal control over financial reporting that are deemed to be a material weakness, we could face additional costs to remedy those deficiencies, the market price of our common stock could decline or we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent acquisition by a third party.

Our amended and restated certificate of incorporation and bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our Board. These provisions, which may delay, prevent, or deter a merger, acquisition, tender offer, proxy contest or other transaction that stockholders may consider favorable, include the following:

•	advance notice requirements for stockholder proposals and director nominations;

•	provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called and to take action by written consent; and

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the ability of our Board to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board.

These provisions of our certificate of incorporation and bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

The provisions of our amended and restated certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits and the federal district courts of the United States for the resolution of any complaint asserting a cause of action under the Securities Act may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware and any appellate court therefrom be the sole and exclusive forum for (1) any derivative claim or cause of action brought on our behalf, (2) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders, to us or our stockholders, (3) any claim or cause of action against us or any of our current or former director, officer or other employee, arising out of or pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws; (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the amended and restated certificate of incorporation or the amended and restated bylaws (including any right, obligation, or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (6) any claim or cause of action against us or any of our current or former director, officer or other employee, governed by the internal-affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

As a public company, our costs may be significant, and the regular operations of our business may be disrupted.

We expect to incur in the future significant additional legal, accounting, reporting, and other expenses as a result of having publicly traded common stock, including, but not limited to, increased costs related to auditor fees, legal fees, directors’ fees, directors and officers insurance, investor relations, and various other costs. We also expect to incur incremental costs associated with corporate governance requirements, including requirements under the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules implemented by the SEC and the Public Company Accounting Oversight Board. Compliance with these rules and regulations will make some activities more difficult, time-consuming, or costly, and increase demand, and, as a result, may place a strain on our systems and resources. Moreover, the additional demands associated with being a public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue producing activities.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to continue to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, which could have an adverse effect on our business, financial condition, and results of operations.

Tax matters may cause significant variability in our financial results.

Our businesses will be subject to income taxation in the United States, as well as in many tax jurisdictions throughout the world. Tax rates in these jurisdictions may be subject to significant change. If our effective tax rate increases, our operating results and cash flow could be adversely affected. Our effective income tax rate may vary significantly between periods due to a number of complex factors including, but not limited to, projected levels of taxable income, pre-tax income being lower than anticipated in countries with lower statutory rates or higher than anticipated in countries with higher statutory rates, increases or decreases to valuation allowances that need to be recorded against deferred tax assets, tax audits conducted and settled by various tax authorities, adjustments to income taxes upon finalization of income tax returns, the ability to claim foreign tax credits and changes in tax laws and their interpretations in countries in which we will be subject to taxation.

In addition, the G20, the OECD, the U.S. Congress and Treasury Department and other government agencies in jurisdictions where we and our affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations, including, but not limited to, transfer pricing, country-by-country reporting and base erosion. As a result, the tax laws in the United States and other countries in which we and our affiliates will do business could change on a prospective or retroactive basis, and any such changes could have an adverse effect on our worldwide tax liabilities, business, financial condition and results of operations.

Risks Relating to our Common Stock

An active trading market for our common stock may not develop and you may not be able to sell your shares of our common stock.

Although we have listed our common stock on the NYSE, an active trading market may never develop or be sustained. If an active market for our common stock does not develop or is not sustained, it may be difficult for you to sell shares at an attractive price or at all.

The market price of our common stock may be volatile, and holders of our common stock may be unable to resell their common stock at or above their purchase price or at all.

The market price for our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	trends and changes in consumer preferences in the industries in which we operate;

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer and advertising marketplaces;

•	changes in key personnel;

•	our entry into new markets;

•	changes in our operating performance;

•	investors’ perceptions of our prospects and the prospects of the businesses in which we participate;

•	fluctuations in quarterly revenue and operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to our press releases or other public announcements or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in such guidance or our failure to meet such guidance;

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changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet such estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;

•	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the inclusion, exclusion, or deletion of our common stock from any trading indices;

•	future sales of our common stock by our officers, directors, and significant stockholders;

•	other events or factors, including those resulting from system failures and disruptions, hurricanes, pandemics, wars, acts of terrorism, other natural disasters, or responses to such events;

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changes in financial markets or general economic conditions, including, for example, due to the effects of recession or slow economic growth in the U.S. and abroad, interest rates, fuel prices, international currency fluctuations, corruption, political instability, acts of war, including conflicts in Eastern Europe and the Middle East, acts of terrorism, and pandemics or other public health crises;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and

•	changes in accounting principles.

The market price also may decline if we do not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Mergers on our financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts. These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the price at which shares were purchased.

In addition, the stock markets, including the NYSE, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Because we do not anticipate paying any dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared nor paid dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development, operation and expansion of our business and we do not anticipate declaring or paying any dividends in the foreseeable future. In addition, any future debt agreements may preclude us from paying dividends. As a result, capital appreciation of our common stock, which may never occur, will be your sole source of gain on your investment for the foreseeable future.

Sales, or the perception of substantial amounts of sales, of our common stock by us or our existing stockholders in the public market could cause the market price of our common stock to decline.

The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Although our shareholders are subject to restrictions on the transfer of our securities for a period of 270 days following the closing date of the Mergers (which occurred on September 3, 2026), these shares may be sold after the expiration or early termination of the lock-up period under our amended and restated bylaws, and in the case of American Ventures, under the Amended and Restated Support Agreement, dated as of July 16, 2026, by and among Xtend, American Ventures and, solely with respect to Section 4.4, JFB. In addition, certain of the lock-up arrangements permit limited transfers during the lock-up period and subject to volume limitations, individual trading limits, and minimum price thresholds. As restrictions on sale end, or permitted transfers occur in the 270 days following the closing date of the Mergers, the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.

In addition, the shares of our common stock reserved for future issuance under our 2026 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. The number of shares initially reserved and available for future issuance under our 2026 Equity Incentive Plan is approximately 45,000,000 shares of our common stock. We have filed a registration statement on Form S-8 under the Securities Act to register shares of our common stock issued pursuant to our 2026 Equity Incentive Plan. Shares registered under the Form S-8 are available for sale in the open market, subject to applicable vesting and lock-up restrictions.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

The provisions of our amended and restated bylaws requiring holders of our securities to effect sales under the applicable lock-up period through a coordinating broker may not be feasible under the conditions and in the time frames desired.

Our amended and restated bylaws provide that substantially all shares of our common stock issued at or in connection with the closing of the Mergers are locked up for 270 days. During the Coordinated Sale Period (as defined in the amended and restated bylaws), a holder may sell shares only through a coordinated sale process administered by one or more coordinating brokers designated by our Board. There can be no assurances that sales by the coordinating broker will be made at the price or in the quantities desired by the holder.

General Risk Factors

We may face labor shortages that could slow our growth.

The successful operation of our business depends upon our ability to attract, motivate, and retain a sufficient number of qualified employees. Shortages of labor may make it increasingly difficult and expensive to attract, train, and retain the services of a satisfactory number of qualified employees and could adversely impact our events and productions. Competition for qualified employees could require us to pay higher wages, which could result in higher labor costs and could have an adverse effect on our business, financial condition, and results of operations.

We also will rely on contingent workers and volunteers in order to staff our events and productions, and our failure to manage our use of such workers effectively could adversely affect our business, financial condition, and results of operations. We could potentially face various legal claims from contingent workers and volunteers in the future, including claims based on new laws or stemming from allegations that contingent workers, volunteers or employees are misclassified. We may be subject to shortages, oversupply, or fixed contractual terms relating to contingent workers. Our ability to manage the size of, and costs associated with, the contingent workforce may be subject to additional constraints imposed by local laws.

Costs associated with, and our ability to, obtain insurance could adversely affect our business.

Heightened concerns and challenges regarding property, casualty, liability, business interruption, cancellation, and other insurance coverage have resulted from terrorist and related security incidents along with varying weather-related conditions and incidents. We may experience increased difficulty obtaining high policy limits of coverage at a reasonable cost and with reasonable deductibles. We will not be able to assure you that future increases in insurance costs and difficulties obtaining high policy limits and reasonable deductibles will not adversely impact our profitability, thereby possibly impacting our operating results and growth.

We will not be able to assure you that our insurance policy coverage limits, including insurance coverage for property, casualty, liability and business interruption losses, and acts of terrorism, would be adequate should one or multiple adverse events occur, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. We will not be able to assure you that adequate coverage limits will be available, offered at a reasonable cost, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our venues could have an adverse effect on our financial position and future results of operations if asset damage or company liability were to exceed insurance coverage limits, or if an insurer were unable to sufficiently or fully pay our related claims or damages.

If securities or industry analysis publish inaccurate or unfavorable research about us or our business, the price of our common stock and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about us or our business, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline. In addition, if our operating results fail to meet the expectations of securities analysts, our stock price would likely decline.